EXHIBIT 10.8.1

                                 AMENDMENT NO. 1
                                       TO
                           CHANGE OF CONTROL AGREEMENT

      THIS AMENDMENT NO. 1 TO CHANGE OF CONTROL AGREEMENT (this "Amendment"), dated as of the 21st day of February, 2007, is by and between CENTRAL JERSEY BANCORP, a New Jersey corporation (the "Company" or "Bancorp"), and James S. Vaccaro (the "Executive").

      WHEREAS, the Company and the Executive entered into a Change of Control Agreement as of August 1, 2006 (the "Agreement");

      WHEREAS, the Company and the Executive would like to amend Section 1 of the Agreement to remove certain inconsistencies therein and to otherwise clarify the meaning thereof.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, undertakings and representations contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Executive agree as follows:

      1. Amendment. Section 1 of the Agreement is hereby amended to read as follows:

            1. Term of Agreement. This Agreement shall be effective as of August 1, 2006 (the "Effective Date"), and shall continue in full force and effect for so long as the Executive is employed by Bancorp and/or Central Jersey Bank, N.A., the bank subsidiary of Bancorp (the "Bank"); provided, however, that this Agreement shall continue in effect after the termination of Executive's employment, regardless of the reason, for such period as is necessary to effectuate the rights of the Executive and Bancorp hereunder and for the Executive and Bancorp to fulfill and observe their respective obligations set forth herein; provided, further, that if the Executive's employment is terminated without Cause (as defined below) by Bancorp prior to a Change of Control Event (as defined below), the Executive shall be entitled to receive the full benefits under this Agreement if a Change of Control Event occurs within 12 months after the effective date of termination of Executive's employment. In other words, in the event the Executive's employment is terminated without Cause, he will be entitled to receive the Severance provided for in Section 3(a) hereof in connection with a Change of Control Event which occurs within 12 months after such termination.

      2. Effect: Ratification. The amendment set forth herein is effective solely for the purpose set forth herein and shall be limited precisely as written, and shall not be deemed to be a consent to any amendment, waiver or modification of any other term or condition of the Agreement. Each reference in the Agreement to "this Agreement," "herein," "hereof" or words of like import shall mean the Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Agreement, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

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      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment
No. 1 to Change of Control Agreement as of the date first written above.

                                     CENTRAL JERSEY BANCORP


                                 By:      /s/ Robert S. Vuono
                                     -------------------------------------------
                               Name: Robert S. Vuono
                              Title: Senior Executive Vice President, Chief
                                     Operating Officer and Secretary

                                     EXECUTIVE


                                         /s/ James S. Vaccaro
                                     -------------------------------------------
                                     James S. Vaccaro